Exhibit (a)(1)(b)
LETTER OF TRANSMITTAL
To Accompany Certificates Representing Common Shares of
MERITAGE HOSPITALITY GROUP INC.
This Letter of Transmittal is being sent to you in connection with the Reverse Stock Split (followed by a Forward Stock Split) of Meritage Hospitality Group Inc. You are Entitled to receive $5.25 per Common Share outstanding as of the effective time of the Reverse Stock Split. In order to receive the payment due to you in connection with the Reverse Stock Split, sign this Letter of Transmittal on both sides of this form, and mail or deliver this completed Letter of Transmittal, or a copy thereof, in accordance with the instructions on the next page, together with the certificate(s) representing your shares of Meritage Hospitality Group Inc., to the Exchange Agent at:
LaSalle Bank, N.A.
Shareholder Services
135 South LaSalle Street, Suite 1811
Chicago, Illinois 60603
NOTE: Meritage Hospitality Group Inc. split its stock on a 1-for-300 basis immediately followed by a 300-for-1 forward stock split effective as of _________ ___, 2006. Accordingly, shareholders presently owning fewer than 300 Common Shares had such shares cancelled and converted into the right to receive $5.25 per Common Share.

DESCRIPTION OF COMMON SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please make the necessary corrections	Certificate No(s)	Number of Shares

TOTAL SHARES F

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the check in the name shown above and mail to the above address unless instructions are given in the boxes below.
FOR TELEPHONE ASSISTANCE PLEASE CALL: (800) 246-5761 or (312) 904-2000
Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.
If your certificate(s) have been lost, stolen, misplaced or mutilated contact the Exchange Agent at the above number. See Instruction 5.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:

Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3 ,4 & 6)
SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be mailed to some address other than the address reflected above. Mail to:

Name:

Address:

YOU MUST SIGN IN THE BOX BELOW. Also: Sign and provide your tax ID number on the back of this form

SIGNATURE(S) REQUIRED
Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3, or 4.

Registered Holder

Registered Holder

Title, if any

Date:	Phone No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)
See Instruction 3.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the above signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

Authorized Signature

Name of Firm

Address of Firm — Please Print

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)
     1. Method of Delivery: Your old certificate(s) representing your Common Shares of Meritage Hospitality Group Inc. and the Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to the Company. Delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. We suggest that certificate(s) be sent by registered mail with return receipt requested and properly insured. A return envelope is enclosed.
     2. Check Issued in the Same Name: If you would like the Exchange Agent to issue a check in the name of the registered owner of the surrendered certificate, the Letter of Transmittal should be signed by the registered owner. The signature must correspond exactly with the name as written on the face of the surrendered certificate without alteration, enlargement or any change whatsoever. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith:
•	are submitted by the registered owner of such surrendered certificates, and the owner has not completed the section entitled “Special Issuance Instructions” or

•	are for the account of an Eligible Institution, as defined below.
If any of the surrendered certificates are in the name of two or more joint owners, all such owners must sign this Letter of Transmittal. The signature must correspond exactly with the name as written on the face of the surrendered certificate without alteration, enlargement or any change whatsoever. If any surrendered certificates are in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different names. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.
     3. Check Issued in Different Name: If the section entitled “Special Issuance Instructions” is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance of the check is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance of the check is to be made to a person other than the registered owner(s), then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.
     If payment is to be made to a person other than the person in whose name the surrendered certificate(s) is registered, it shall be a condition of payment that the signer of this Letter of Transmittal shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered certificate(s) or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.
     4. Special Issuance and Delivery Instructions: Indicate the name and address in which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. You are required to give the social security number or employer identification number of the record owner of the Common Shares. If Special Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.
     5. Letter of Transmittal Required: Surrender of certificate(s), Lost certificate(s): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your Common Shares of Meritage Hospitality Group Inc. and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, please notify the Exchange Agent.
     6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to backup withholding on any cash payment.
The surrendering shareholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold the required amount on all reportable payments to such surrendering shareholders of any cash consideration due for their former Common Shares.
PAYER: LASALLE BANK, NA

SUBSTITUTE Form W-9	Part I - PLEASE PROVIDE YOUR	Social Security No. or Employer Identification No.
TIN IN THE SPACE AT THE RIGHT AND
Department of the Treasury	CERTIFY BY SIGNING AND DATING
Internal Revenue Service	BELOW	___________________________________
Payer’s Request for Taxpayer
Identification Number (TIN)
	Part II - For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III Awaiting TIN: ☐

Certification - Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
Also see enclosed instructions.

PLEASE SIGN HERE F	Signature _______________________	Date __________________________
1723778.1